UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 11, 2025

McEWEN INC.

(Exact name of registrant as specified in its charter)

Colorado	001-33190	84-0796160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 King Street West, Suite 2800 Toronto, Ontario, Canada	M5H 1J9
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code:	(866) 441-0690

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MUX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 11, 2025, the McEwen Inc. (the “Company”) issued under its 2024 Equity and Incentive Plan (the “2024 Plan”) stock options pursuant to a form of Stock Option Agreement to be used by it for awards of options to purchase common stock (“Stock Options”) to eligible participants under the 2024 Plan.

Pursuant to the form of Stock Option Agreement, grants of Stock Options that may be made under the 2024 Plan and form of Stock Option Agreement will be subject to time-based vesting restrictions, with one-third of the applicable award vesting on the anniversary of the grant date, one-third vesting on the second anniversary of the grant date, and the final one-third vesting on the third anniversary of the grant date. In the event the grantee ceases to be employed by or a director of the Company during the applicable option exercise period for any reason other than death or termination for cause, such grantee shall have the ability to exercise that portion of the Stock Options that have vested as of the date of such cessation within three months of such cessation. After such three-month period, any unexercised portion of the Stock Options, including any unvested portion, will expire. If the employment of the grantee is terminated for cause, or in the case of a director grantee, removed for cause, the right to exercise the Stock Options shall automatically expire.

The foregoing description is a summary only of material terms of the form of Stock Option Agreement. The Stock Option Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. Investors and other interested parties are encouraged to read the form of Stock Option Agreement in its entirety because each contains important information not summarized above.

The Stock Options granted on August 11, 2025 to the following individuals were granted pursuant to the terms of the Form of Stock Option Agreement above, and will be exercisable until the fifth anniversary of the grant date (subject to the vesting provisions described above) at an exercise price of $10.43.

•	William Shaver – 80,000 Stock Options
•	Robert McEwen – 170,000 Stock Options
•	Perry Ing – 50,000 Stock Options
•	Stefan Spears – 40,000 Stock Options
•	Jeff Chan – 40,000 Stock Options

Item 9.01    Financial Statements and Exhibits.

(d)     Exhibits. The following exhibits are furnished or filed with this report, as applicable:

Exhibit No.	Description
10.1	Form of Stock Option Agreement
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

* The schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McEWEN INC.

Date: August 15, 2025	By:	/s/ Carmen Diges
Carmen Diges, General Counsel